Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED, CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed, consolidated and combined financial statements combine the historical consolidated and combined financial information of Gannett Co., Inc. (“Gannett,” “Company,” “our,” “us” and “we”) and the consolidated and combined financial statements of Journal Media Group, Inc. (“JMG”), acquired on April 8, 2016; carve-out financial statements of North Jersey Media Group, Inc. (“NJMG”), acquired on July 6, 2016; and consolidated financial statements of ReachLocal, Inc. (“ReachLocal”), acquired on August 9, 2016. The unaudited pro forma condensed, consolidated and combined financial information gives effect to the acquisitions of JMG, NJMG and ReachLocal as if the acquisitions had been consummated at December 29, 2014 for the unaudited pro forma condensed, consolidated and combined statements of operations for the fiscal year ended December 27, 2015 and the six months ended June 26, 2016. The unaudited pro forma condensed consolidated balance sheet at June 26, 2016 gives effect to the acquisition of NJMG and ReachLocal as if the acquisitions had been consummated on that date. The unaudited pro forma condensed, consolidated and combined financial statements were prepared using the acquisition method of accounting.

The following unaudited pro forma condensed, consolidated and combined financial statements are based on the historical financial statements and related notes of Gannett, JMG, NJMG and ReachLocal adjusted to give effect to the acquisitions. In addition, the unaudited pro forma condensed, consolidated and combined financial statements should be read in conjunction with historical financial statements and risk factors, all of which are included in the filings with the Securities and Exchange Commission as noted below:

•	Gannett’s historical consolidated and combined financial statements and related notes included in its Form 10-K for the fiscal year ended December 27, 2015, filed on February 25, 2016, and Gannett’s Form 10-Q for the six months ended June 26, 2016, filed on August 3, 2016;

•	JMG’s historical consolidated and combined financial statements and related notes included in its audited financial statements for the fiscal year ended December 31, 2015, filed on March 30, 2016. JMG’s financial information for the period from January 1, 2016 to April 7, 2016 was derived from unaudited financial statements for this period. Financial information from April 8, 2016 onwards is included in the Gannett’s historical income statement for the six months ended June 26, 2016;

•	NJMG’s historical carve-out financial information related to the acquisition of certain assets was derived from unaudited carve-out financial statements for the periods included in the pro forma condensed, consolidated and combined financial statements; and

•	ReachLocal’s historical consolidated financial statements and related notes included in its audited financial statements for the fiscal year ended December 31, 2015, and its unaudited interim financial statements for the six months ended June 30, 2016, incorporated by reference into this Current Report on Form 8-K/A.

The unaudited pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The Company is providing the unaudited pro forma condensed combined information for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined companies will experience. The unaudited pro forma condensed, consolidated and combined statements of operations do not give effect to any cost savings or operating synergies that may result from the acquisition or the costs to achieve such cost savings or operating synergies.

1

Gannett Co., Inc. and Subsidiaries
Unaudited Pro Forma Condensed and Consolidated Balance Sheets
As of June 26, 2016
(Amounts in thousands)

	Gannett Historical Financial Statements	ReachLocal Historical Financial Statements (Note 2)	Pro Forma Adjustments (Acquisition of ReachLocal)				Pro Forma Results (Adjusted for acquisition of ReachLocal)	NJMG Historical Financial Statements	Pro Forma Adjustments (Acquisition of NJMG)			Pro Forma Balances (Combined)
ASSETS
Current assets
Cash and cash equivalents	$144,126	$15,171	$12,500	5	f		$143,872	$–	$(40,364)	5	a	$103,508
			(27,925)	5	a
Accounts receivable, less allowance for doubtful accounts	302,492	7,137	–				309,629	8,258	(324)	5	g	317,563
Other receivables	20,417	–	–				20,417	–	–			20,417
Inventories	34,314	–	–				34,314	3,730	(3,268)	5	e	34,776
Assets held for sale	7,535	–	–				7,535	–	–			7,535
Prepaid expenses and other current assets	47,633	7,022	(967)	5	m		53,688	601	(293)	5	e	53,996
Total current assets	556,517	29,330	(16,392)				569,455	12,589	(44,249)			537,795

Property, plant and equipment at cost, less accumulated depreciation	1,124,819	10,763	2,715	5	b		1,138,297	15,035	11,049	5	b	1,164,381
Capitalized software development costs, net	–	19,559	(19,559)	5	j		–	–	–			–
Goodwill	583,595	20,200	89,236	5	c		693,031	10	8,415	5	c	701,456
Intangible assets, net	97,422	3,543	84,957	5	d		185,922	–	7,200	5	d	193,122
Deferred income taxes	135,188	162	(15,515)	5	e,	5i	118,912	–	–			118,912
			(923)	5	e
Investments and other assets	70,693	27,346	(147)	5	m		80,092	984	–			81,076
			(5,300)	5	j
			(12,500)	5	f
Total assets	$2,568,234	$110,903	$106,572				$2,785,709	$28,618	$(17,585)			$2,796,742

2

Gannett Co., Inc. and Subsidiaries

Unaudited Pro Forma Condensed and Consolidated Balance Sheets (continued)

As of June 26, 2016

(Amounts in thousands)

	Gannett Historical Financial Statements	ReachLocal Historical Financial Statements (Note 2)	Pro Forma Adjustments (Acquisition of ReachLocal)			Pro Forma Results (Adjusted for acquisition of ReachLocal)	NJMG Historical Financial Statements	Pro Forma Adjustments (Acquisition of NJMG)			Pro Forma Balances (Combined)

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities	$377,819	$58,925	$(2,136)	5	f	$426,012	$7,055	$(324)	5	g	$432,743
			(7,574)	5	a
			(628)	5	l
			(762)	5	m
			368	5	e
Deferred income	115,972	22,566	(9,466)	5	h	129,072	5,457	(417)	5	h	134,112
Term loan	–	13,296	(13,296)	5	f	–		–			–
Total current liabilities	493,791	94,787	(33,494)			555,084	12,512	(741)			566,855

Income taxes	21,347	–	–			21,347	–	–			21,347
Postretirement medical and life insurance liabilities	88,573	–	–			88,573	–	–			88,573
Pension liabilities	508,515	–	–			508,515	–	–			508,515
Long-term portion of revolving credit facility	200,000	–	175,000	5	k	375,000	–	–			375,000
Other noncurrent liabilities	158,980	8,162	(168)	5	f	159,769	324	–			160,093
			(923)	5	e
			(6,282)	5	l
Term loan	–	11,758	(11,758)	5	f	–	–	–			–
Convertible notes - related party	–	5,000	(5,000)	5	f	–	–	–			–
Total liabilities	1,471,206	119,707	117,375			1,708,288	12,836	(741)			1,720,383

Equity
Total equity	1,097,028	(8,804)	(10,803)	5	n	1,077,421	15,782	(16,844)	5	n	1,076,359
Total liabilities and equity	$2,568,234	$110,903	$106,572			$2,785,709	$28,618	$(17,585)			$2,796,742

3

Gannett Co., Inc. and Subsidiaries
Unaudited Pro Forma Condensed, Consolidated and Combined Statements of Income
Six months ended June 26, 2016
(Amounts in thousands)

	Gannett Historical Financial Statements	JMG Historical Financial Statements (Note 2)	Pro Forma Adjustments (Acquisition of JMG)		Pro Forma Results (Adjusted for acquisition of JMG)	ReachLocal Historical Financial Statements (Note 2)	Pro Forma Adjustments (Acquisition of ReachLocal)		Pro Forma Results (Adjusted for acquisitions of JMG and ReachLocal)	NJMG Historical Financial Statements	Pro Forma Adjustments (Acquisition of NJMG)		Pro Forma Results (Combined)
Operating revenues:
Advertising	$761,055	$69,868	$-		$830,923	$148,383	$-		$979,306	$32,912	$-		$1,012,218
Circulation	550,289	43,700	-		593,989	-	-		593,989	10,731	-		604,720
Other	96,815	11,304	(1,476)	5g	106,643	11,786	-		118,429	5,324	(3,376)	5g	120,377
Total operating revenues	1,408,159	124,872	(1,476)		1,531,555	160,169	-		1,691,724	48,967	(3,376)		1,737,315

Operating expenses:
Cost of sales and operating expenses	906,410	81,311	(1,476)	5g	986,245	89,442	-		1,075,687	44,714	(3,376)	5g	1,117,025
Selling, general and administrative expenses	369,561	43,872	(18,870)	5s	389,091	66,697	(3,373)	5s	452,415	10,387	-		462,802
			(5,472)	5r
Depreciation	53,251	5,638	(74)	5o	58,815	2,757	(1,341)	5o	60,231	1,839	(823)	5o	61,247
Amortization	2,958	193	275	5p	3,426	6,208	11,015	5p	20,649	-	233	5p	20,882
Facility consolidation and asset impairment charges	4,487	-	-		4,487	-	-		4,487	-	-		4,487
Restructuring charges	-	-	-		-	2,689	-		2,689	-	-		2,689
Total operating expenses	1,336,667	131,014	(25,617)		1,442,064	167,793	6,301		1,616,158	56,940	(3,966)		1,669,132
Operating income (loss)	71,492	(6,142)	24,141		89,491	(7,624)	(6,301)		75,566	(7,973)	590		68,183

Non-operating income:
Equity income in unconsolidated investees, net	1,610	-	-		1,610	-	-		1,610	-	-		1,610
Interest expense	(4,857)	-	(1,216)	5q	(6,073)	(2,230)	296	5q	(8,007)	-	-		(8,007)
Other non-operating items, net	(2,788)	(1,354)	-		(4,142)	78	-		(4,064)	(646)	-		(4,710)
Loss on deconsolidation of subsidiaries, net	-	-	-		-	(171)	-		(171)	-	-		(171)
Total non-operating income (expense)	(6,035)	(1,354)	(1,216)		(8,605)	(2,323)	296		(10,632)	(646)	-		(11,278)

Income (loss) before income taxes	65,457	(7,496)	22,925		80,886	(9,947)	(6,005)		64,934	(8,619)	590		56,905
Provision for income taxes	21,891	(1,517)	8,867	5t	29,241	442	(2,323)	5t	27,360	-	228	5t	27,588
Net income (loss)	43,566	(5,979)	14,058		51,645	(10,389)	(3,682)		37,574	(8,619)	362		29,317
Net loss attributable to noncontrolling interests	-	(95)	-		(95)	-	-		(95)	-	-		(95)
Net income (loss) attributable to common stockholders	$43,566	$(5,884)	$14,058		$51,740	$(10,389)	$(3,682)		$37,669	$(8,619)	$362		$29,412

Earnings per share - basic	0.37												0.25
Earnings per share - diluted	0.37												0.25

Weighted average shares outstanding
Basic	116,414						-				-		116,414
Diluted	118,805						338	5u			-		119,143

4

Gannett Co., Inc. and Subsidiaries
Unaudited Pro Forma Condensed, Consolidated and Combined Statements of Income
Fiscal year ended December 27, 2015
(Amounts in thousands)

	Gannett Historical Financial Statements	JMG Historical Financial Statements (Note 2)	Pro Forma Adjustments (Acquisition of JMG)		Pro Forma Results (Adjusted for acquisition of JMG)	ReachLocal Historical Financial Statements (Note 2)	Pro Forma Adjustments (Acquisition of ReachLocal)		Pro Forma Results (Adjusted for acquisitions of JMG and ReachLocal)	NJMG Historical Financial Statements	Pro Forma Adjustments (Acquisition of NJMG)		Pro Forma Results (Combined)
Operating revenues:
Advertising	$1,611,445	$258,827	$-		$1,870,272	$362,166	$-		$2,232,438	$71,083	$-		$2,303,521
Circulation	1,060,118	150,388	-		1,210,506	-	-		1,210,506	20,358	-		1,230,864
Other	213,449	31,791	(3,867)	5g	241,373	20,431	-		261,804	12,046	(8,161)	5g	265,689
Total operating revenues	2,885,012	441,006	(3,867)		3,322,151	382,597	-		3,704,748	103,487	(8,161)		3,800,074

Operating expenses:
Cost of sales and operating expenses	1,866,729	231,874	(3,867)	5g	2,094,736	213,409	-		2,308,145	86,330	(8,161)	5g	2,386,314
Selling, general and administrative expenses	707,022	178,679	(3,815)	5s	881,886	175,031	-		1,056,917	21,581	-		1,078,498
Depreciation	95,916	20,509	1,746	5o	118,171	6,942	(1,390)	5o	123,723	4,580	(2,216)	5o	126,087
Amortization	11,636	625	1,248	5p	13,509	12,739	21,706	5p	47,954	-	466	5p	48,420
Facility consolidation and asset impairment charges	34,278	-	-		34,278	-	-		34,278	-	-		34,278
Restructuring charges	-	-	-		-	7,546	-		7,546	-	-		7,546
Impairment of goodwill	-	-	-		-	27,800	-		27,800	-	-		27,800
Total operating expenses	2,715,581	431,687	(4,688)		3,142,580	443,467	20,316		3,606,363	112,491	(9,911)		3,708,943
Operating income (loss)	169,431	9,319	821		179,571	(60,870)	(20,316)		98,385	(9,004)	1,750		91,131

Non-operating income:
Equity income in unconsolidated investees, net	11,981	-	-		11,981	-	-		11,981	-	-		11,981
Interest expense	-	-	(4,420)	5q	(4,420)	(2,790)	(1,078)	5q	(8,288)	-	-		(8,288)
Other non-operating items, net	12,563	(569)	-		11,994	(339)	-		11,655	592	-		12,247
Gain on deconsolidation of subsidiaries, net	-	-	-		-	2,853	-		2,853	-	-		2,853
Total non-operating income (expense)	24,544	(569)	(4,420)		19,555	(276)	(1,078)		18,201	592	-		18,793

Income before income taxes	193,975	8,750	(3,599)		199,126	(61,146)	(21,394)		116,586	(8,412)	1,750		109,924
Provision for income taxes	47,884	5,721	(1,392)	5t	52,213	369	(8,275)	5t	44,307	-	677	5t	44,984
Net income (loss)	146,091	3,029	(2,207)		146,913	(61,515)	(13,119)		72,279	(8,412)	1,073		64,940
Net loss attributable to noncontrolling interests	-	(98)	-		(98)	-	-		(98)	-	-		(98)
Net income (loss) attributable to common stockholders	$146,091	$3,127	$(2,207)		$147,011	$(61,515)	$(13,119)		$72,377	$(8,412)	$1,073		$65,038

Earnings per share - basic	1.27												0.56
Earnings per share - diluted	1.25												0.56

Weighted average shares outstanding
Basic	115,165						-				-		115,165
Diluted	116,695						338	5u			-		117,033

5

Notes to Unaudited Pro Forma Condensed, Consolidated and Combined Financial Statements

1. Basis of presentation

The unaudited pro forma condensed, consolidated and combined financial statements have been prepared based upon the Company’s historical financial information, and the historical financial information of JMG, NJMG and ReachLocal, giving effect to the acquisitions and related adjustments described in these notes. Certain note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

The unaudited pro forma condensed, consolidated and combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”), Topic 805, Business Combinations (“ASC 805”), and was based on the historical financial statements of Gannett, NJMG, JMG and ReachLocal with Gannett treated as the accounting acquirer.

The acquisition method of accounting, provided by ASC 805, uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”). Under this method of accounting, the assets and liabilities of JMG, NJMG and ReachLocal are recorded by Gannett based on their estimated fair values at the date of acquisition. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma combined financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of JMG, NJMG and ReachLocal as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

2. Reclassification adjustments

Certain reclassifications have been made to the historical presentation of JMG and ReachLocal to conform to the financial statement presentation of the Company.

Adjustments to the balance sheet as of June 26, 2016 are primarily related to aligning ReachLocal’s underlying accounting records to the financial statement captions used within Gannett’s historical financial statement presentation. For ReachLocal, the adjustments consist of reclassifying restricted cash and non-marketable investments, accrued compensation and benefits and other current liabilities to accrued payable and accrued liabilities, deferred rent and other liabilities to other noncurrent liabilities, and other immaterial reclassification adjustments.

6

ReachLocal Presentation (In Thousands) As of June 30, 2016		Reclassification Adjustments	Gannett Presentation (In Thousands) As of June 26, 2016

ASSETS
Current assets
Cash and cash equivalents	$15,171	$-	$15,171	Cash and cash equivalents
Short term investments	274	(274)	-
Accounts receivable, less allowance for doubtful accounts	7,137	-	7,137	Accounts receivable, less allowance for doubtful accounts
Prepaid expenses and other current assets	6,748	-	6,748	Prepaid expenses and other current assets
		274	274	Prepaid expenses and other current assets
Total current assets	29,330	-	29,330

Property, plant and equipment at cost, less accumulated depreciation	10,763	-	10,763	Property, plant and equipment at cost, less accumulated depreciation
Capitalized software development costs, net	19,559	-	19,559	Capitalized software development costs, net
Goodwill	20,200	-	20,200	Goodwill
Intangible assets, net	3,543	-	3,543	Intangible assets, net
Restricted cash - term loan	12,500	(12,500)	-
Restricted cash	3,451	(3,451)	-
Non-marketable investments	9,000	(9,000)	-
Other assets	2,557	(2,395)	-
		(162)	-
		162	162	Deferred income taxes
		12,500	12,500	Investments and other assets
		3,451	3,451	Investments and other assets
		9,000	9,000	Investments and other assets
		2,395	2,395	Investments and other assets
Total assets	$110,903	$-	$110,903

LIABILITIES AND EQUITY
Current liabilities
Accounts payables	32,036	-	32,036	Accounts payables and accrued liabilities
		12,739	12,739	Accounts payable and accrued liabilities
		3,389	3,389	Accounts payable and accrued liabilities
		707	707	Accounts payable and accrued liabilities
		9,256	9,256	Accounts payable and accrued liabilities
		798	798	Accounts payable and accrued liabilities
Deferred revenue	22,566	-	22,566	Deferred income
Term loan	13,296	-	13,296	Term loan
Accrued compensation and benefits	12,739	(12,739)	-
Accrued restructuring	3,389	(3,389)	-
Capital lease	707	(707)	-
Other current liabilities	9,256	(9,256)	-
Liabilities of discontinued operations	798	(798)	-
Total current liabilities	94,787	-	94,787

Term loan	11,758	-	11,758	Term loan
Convertible notes - related party	5,000	-	5,000	Convertible notes - related party
Capital lease	131	(131)	-
Deferred rent and other liabilities	8,031	(8,031)	-
		131	131	Other noncurrent liabilities
		8,031	8,031	Other noncurrent liabilities
Total liabilities	119,707	-	119,707

Equity
Total equity	(8,804)	-	(8,804)

Total liabilities and equity	$110,903	$-	$110,903

7

Adjustments to the statements of income for the six months ended June 26, 2016 and the year ended December 27, 2015 are primarily related to aligning JMG’s and ReachLocal’s underlying accounting records to the financial statement captions used within Gannett’s historical financial statement presentation. For JMG, the adjustments consist of reclassifying amortization expense from depreciation and amortization to the amortization expense caption and reclassifying defined pension and benefit plan expense to selling, general and administrative expense caption.

JMG Presentation (In Thousands) For the period from January 1, 2016 to April 7, 2016		Reclassification Adjustments	Gannett Presentation (In Thousands) For six months ended June 26, 2016

Operating revenue:
Advertising and marketing services	$69,868	$-	$69,868	Advertising
Subscriptions	43,700	-	43,700	Circulation
Other	11,304	-	11,304	Other
Total operating revenue	124,872	-	124,872

Operating costs and expenses: *
Costs of sales	81,311	-	81,311	Cost of sales and operating expenses
Selling, general and administrative	43,872	-	43,872	Selling, general and administrative expenses
Depreciation and amortization	5,831	(193)	5,638	Depreciation
		193	193	Amortization
Total operating costs and expenses	131,014	-	131,014
Operating loss	(6,142)	-	(6,142)
Other expense, net	(1,354)	-	(1,354)	Other non-operating items, net
Loss before income taxes	(7,496)	-	(7,496)
Benefit for income taxes	(1,517)	-	(1,517)	Provision for income taxes
Net loss	(5,979)	-	(5,979)
Net loss attributable to noncontrolling interests	(95)	-	(95)
Net loss attributable to common stockholders	$(5,884)	$-	$(5,884)

* -	The presentation of operating costs and expenses for the 97 day period ended April 7, 2016 has been prepared utilizing account mappings historically followed by Gannett. Such mapping is different than that used for the same costs in the 2015 JMG financial statements. However, the differences are not material and do not result in any change to total operating costs and expenses or net loss for the applicable period.

JMG Presentation (In Thousands) For the year ended December 31, 2015		Reclassification Adjustments	Gannett Presentation (In Thousands) Fiscal year ended December 27, 2015

Operating revenue:
Advertising and marketing services	$258,827	$-	$258,827	Advertising
Subscriptions	150,388	-	150,388	Circulation
Other	31,791	-	31,791	Other
Total operating revenue	441,006	-	441,006

Operating costs and expenses:
Costs of sales	231,874	-	231,874	Cost of sales and operating expenses
Selling, general and administrative	176,783	-	176,783	Selling, general and administrative expenses
		1,896	1,896	Selling, general and administrative expenses
Defined pension and benefit plan expense	1,896	(1,896)	-
Depreciation and amortization	21,134	(625)	20,509	Depreciation
		625	625	Amortization
Total operating costs and expenses	431,687	-	431,687
Operating income	9,319	-	9,319
Other expense, net	(569)	-	(569)	Other non-operating items, net
Income before income taxes	8,750	-	8,750
Provision for income taxes	5,721	-	5,721	Provision for income taxes
Net income	3,029	-	3,029
Net loss attributable to noncontrolling interests	(98)	-	(98)
Net income attributable to common stockholders	$3,127	$-	$3,127

8

For ReachLocal, the adjustments consist of reclassifying revenue into advertising and other revenue captions, reclassifying selling and marketing, product and technology and general and administrative expenses to selling, general and administrative expenses and reclassifying depreciation and amortization expenses out of operating expense into separate financial statement captions.

ReachLocal Presentation (In Thousands) For six months ended June 30, 2016		Reclassification Adjustments	Gannett Presentation (In Thousands) For six months ended June 26, 2016

Revenue	$160,169	$(160,169)	$-
		148,383	148,383	Advertising
		11,786	11,786	Other
Cost of revenue	89,442	-	89,442	Cost of sales and operating expenses
Operating expenses
		46,099	46,099	Selling, general and administrative expenses
		12,149	12,149	Selling, general and administrative expenses
		17,414	17,414	Selling, general and administrative expenses
		(2,757)	(2,757)	Selling, general and administrative expenses
		(6,208)	(6,208)	Selling, general and administrative expenses
Selling and marketing	46,099	(46,099)	-
Product and technology	12,149	(12,149)	-
General and administrative	17,414	(17,414)	-
		2,757	2,757	Depreciation
		6,208	6,208	Amortization
Restructuring charges	2,689	-	2,689	Restructuring charges
Total operating expenses	78,351	-	78,351
Operating loss	(7,624)	-	(7,624)
Loss on deconsolidation of subsidiaries, net	(171)	-	(171)	Loss on deconsolidation of subsidiaries, net
Interest expense	(2,230)	-	(2,230)	Interest expense
Other income (expense), net	78	-	78	Other non-operating items, net
Loss before income taxes	(9,947)	-	(9,947)
Income tax provision	442	-	442	Provision for income taxes
Net loss	$(10,389)	$-	$(10,389)

ReachLocal Presentation (In Thousands) For the year ended December 31, 2016		Reclassification Adjustments	Gannett Presentation (In Thousands) Fiscal year ended December 27, 2015

Revenue	$382,597	$(382,597)	$-
		362,166	362,166	Advertising
		20,431	20,431	Other
Cost of revenue	213,409	-	213,409	Cost of sales and operating expenses
Operating expenses
		126,966	126,966	Selling, general and administrative expenses
		28,414	28,414	Selling, general and administrative expenses
		39,332	39,332	Selling, general and administrative expenses
		(6,942)	(6,942)	Selling, general and administrative expenses
		(12,739)	(12,739)	Selling, general and administrative expenses
Selling and marketing	126,966	(126,966)	-
Product and technology	28,414	(28,414)	-
General and administrative	39,332	(39,332)	-
		6,942	6,942	Depreciation
		12,739	12,739	Amortization
Restructuring charges	7,546	-	7,546	Restructuring charges
Impairment of goodwill	27,800	-	27,800	Impairment of goodwill
Total operating expenses	230,058	-	230,058
Operating loss	(60,870)	-	(60,870)
Gain on deconsolidation of subsidiaries, net	2,853	-	2,853	Gain on deconsolidation of subsidiaries, net
Interest expense	(2,790)	-	(2,790)	Interest expense
Other income (expense), net	(339)	-	(339)	Other non-operating items, net
Loss before income taxes	(61,146)	-	(61,146)
Income tax provision	369	-	369	Provision for income taxes
Net loss	$(61,515)	$-	$(61,515)

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3. Acquisitions and financing

JMG

On April 8, 2016, we completed the acquisition of 100% of the outstanding common stock of JMG for approximately $295 million (exclusive of cash acquired and without giving effect to related transaction fees and expenses). We financed the transaction by borrowing $250 million under our revolving credit facility as well as with available cash on hand.

NJMG

On July 6, 2016, we completed the acquisition of certain assets of NJMG for approximately $39 million (without giving effect to related transaction fees and expenses). We financed the transaction with available cash on hand.

ReachLocal

On August 9, 2016, we completed the acquisition of 100% of the outstanding shares of ReachLocal for $4.60 in cash per share in a transaction valued at approximately $176 million (exclusive of cash acquired and without giving effect to related transaction fees and expenses). We financed the transaction by borrowing $175 million under our credit facility as well as with available cash on hand.

4. Preliminary purchase price allocation

JMG

The Company has performed a preliminary valuation analysis of the fair market value of JMG’s assets and liabilities. As of the acquisition date, the purchase price assigned to the acquired assets and assumed liabilities is summarized as follows:

(in thousands)	Amount
Assets
Cash acquired	$36,825
Other current assets	54,571
Property, plant and equipment	265,641
Intangible assets	42,880
Goodwill	22,955
Other noncurrent assets	3,825
Total assets acquired	426,697

Liabilities
Current liabilities	76,709
Noncurrent liabilities	54,942
Total liabilities assumed	131,651

Net assets acquired	$295,046

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statements. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade name, domain names and customer relationships as well as goodwill, (3) other changes to assets and liabilities, (4) fair value of acquired deferred income tax assets and liabilities, and (5) assumed income and non-income based tax liabilities.

Acquired property, plant, and equipment will be depreciated on a straight-line basis over the assets’ respective estimated remaining useful lives. The intangible assets represent mastheads, advertiser, subscriber and commercial print relationships acquired with JMG. The mastheads are indefinite lived intangible assets and are not amortized. The advertiser, subscriber and commercial print relationships are expected to be amortized over 2 to 8 years on a straight-line basis. Goodwill is calculated as the excess of the consideration transferred over the fair value of the identifiable net assets acquired and represents the future economic benefits expected to arise from other intangible assets acquired that do not qualify for separate recognition, including assembled workforce and non-contractual relationships as well as expected future synergies.

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NJMG

The Company has performed a preliminary valuation analysis of the fair market value of NJMG’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price to the assets acquired and liabilities assumed as if the acquisition had been consummated on June 26, 2016:

(in thousands)	Amount
Assets
Current assets	$9,028
Property, plant and equipment	26,084
Intangible assets	7,200
Goodwill	8,425
Other noncurrent assets	984
Total assets acquired	51,721

Liabilities
Current liabilities	12,095
Noncurrent liabilities	324
Total liabilities assumed	12,419

Net assets acquired	$39,302

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statements. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as noncompetition agreements, mastheads, advertiser relationships and subscriber relationships as well as goodwill, (3) other changes to assets and liabilities, and (4) assumed income and non-income based tax liabilities.

Acquired property, plant, and equipment will be depreciated on a straight-line basis over the assets’ respective estimated remaining useful lives. The intangible assets represent noncompetition agreements, masthead, advertiser and subscriber relationships acquired with NJMG. The mastheads are indefinite lived intangible assets and are not amortized. The noncompetition agreements, advertiser and subscriber relationships are expected to be amortized over 5 to 13 years on a straight-line basis. Goodwill is calculated as the excess of the consideration transferred over the fair value of the identifiable net assets acquired and represents the future economic benefits expected to arise from other intangible assets acquired that do not qualify for separate recognition, including assembled workforce and non-contractual relationships as well as expected future synergies.

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ReachLocal

The Company has performed a preliminary valuation analysis of the fair market value of ReachLocal’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price to the assets acquired and liabilities assumed as if the acquisition had been consummated on June 26, 2016:

(in thousands)	Amount
Assets
Cash acquired	$20,097
Other current assets	13,192
Property, plant and equipment	13,478
Intangible assets	88,500
Goodwill	109,436
Other noncurrent assets	9,561
Total assets acquired	254,264

Liabilities
Current liabilities	61,293
Noncurrent liabilities	17,227
Total liabilities assumed	78,520

Net assets acquired	$175,744

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statements. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade name, developed technologies and customer relationships as well as goodwill, (3) other changes to assets and liabilities, (4) fair value of acquired deferred income tax assets and liabilities, and (5) assumed income and non-income based tax liabilities.

Acquired property, plant, and equipment will be depreciated on a straight-line basis over the assets’ respective estimated remaining useful lives. The intangible assets represent trade names, developed technologies and customer relationships acquired with ReachLocal. These are expected to be amortized over 3 to 11 years on a straight-line basis. Goodwill is calculated as the excess of the consideration transferred over the fair value of the identifiable net assets acquired and represents the future economic benefits expected to arise from other intangible assets acquired that do not qualify for separate recognition, including assembled workforce and non-contractual relationships as well as expected future synergies.

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5. Pro Forma Adjustments and Assumptions

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed, consolidated and combined financial information:

a)	Reflects the impact on cash for the acquisitions of NJMG and ReachLocal.

(in thousands)	Amount
NJMG
Transaction costs paid by Gannett	$(1,062)
Cash consideration paid in the NJMG acquisition	(39,302)
Total cash impact	$(40,364)

ReachLocal
Additional amount drawn on the revolving credit facility	$175,000
Transaction costs paid by Gannett	(19,607)
Transaction costs paid by ReachLocal	(7,574)
Cash consideration paid in the ReachLocal acquisition	(175,744)
Total cash impact	$(27,925)

b)	Reflects adjustments made to property, plant and equipment based upon the preliminary fair value estimates.

NJMG

Reflects adjustments to NJMG’s property, plant and equipment of $15.0 million based upon a preliminary fair value estimate of $26.1 million. For purposes of determining the impact on the unaudited pro forma condensed, consolidated and combined statements of operations, the fair value of property, plant and equipment is being depreciated over an estimated remaining useful life.

(in thousands)	Estimated Useful Life	Estimated Fair Market Value
Leasehold improvements	13 to 14 years	$183
Computer equipment	1 to 5 years	1,119
Machinery and equipment	1 to 24 years	24,629
Vehicles	1 to 4 years	19
Construction in progress	N/A	134
Total estimated fair market value		$26,084

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ReachLocal

Reflects adjustments to ReachLocal’s property, plant and equipment of $10.8 million based upon a preliminary fair value estimate of $13.5 million. For purposes of determining the impact on the unaudited pro forma condensed, consolidated and combined statements of operations, the fair value of property, plant and equipment is being depreciated over an estimated remaining useful life.

(in thousands)	Estimated Useful Life	Estimated Fair Market Value
Leasehold improvements	2 to 15 years	$6,095
Computer hardware	1 to 3 years	3,072
Computer software	1 to 3 years	659
Furniture and fixtures	1 to 7 years	2,185
Office equipment	2 to 4 years	1,299
Construction in progress	N/A	168
Total estimated fair market value		$13,478

c)	Reflects the preliminary adjustment to goodwill as a result of the NJMG and ReachLocal acquisitions.

(in thousands)	Amount
NJMG
Goodwill attributable to the acquisition	$8,425
Less: Elimination of pre-existing NJMG’s goodwill	(10)
Total goodwill impact	$8,415

ReachLocal
Goodwill attributable to the acquisition	$109,436
Less: Elimination of pre-existing ReachLocal’s goodwill	(20,200)
Total goodwill impact	$89,236

d)	Reflects adjustments made to the identified intangible assets based upon the preliminary fair value estimates.

NJMG

Reflects adjustments to NJMG’s identified intangible assets based upon the preliminary fair value estimates of $7.2 million for the identified intangible assets attributable to the acquisition. As part of the preliminary valuation analysis, the Company identified intangible assets, including noncompetition agreements, mastheads, advertiser relationships and subscriber relationships. The fair values of the identifiable intangible assets were determined primarily using the income approach, which requires a forecast of all of the expected future cash flows. Certain intangible asset fair values were also determined using the cost and market approaches. Since all information required to perform a detailed valuation analysis of NJMG’s intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed, consolidated and combined financial statements, certain assumptions regarding discount rates were used based on publicly available data for the industry.

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The following table summarizes the estimated fair values of NJMG’s identifiable intangible assets and their estimated useful lives:

(in thousands)	Estimated Useful Life	Estimated Fair Market Value
Noncompetition agreements	5 years	$800
Mastheads	Indefinite	2,600
Advertiser relationships	12 years	2,100
Subscriber relationships	13 years	1,700
Total estimated fair market value		$7,200

ReachLocal

Reflects adjustments to ReachLocal’s identified intangible assets of $3.5 million, based upon the preliminary fair value estimates of $88.5 million for the identified intangible assets attributable to the acquisition. As part of the preliminary valuation analysis, the Company identified intangible assets, including trade names, developed technology and customer relationships. The fair values of the identifiable intangible assets were determined primarily using the income approach, which requires a forecast of all of the expected future cash flows. Certain intangible asset fair values were also determined using the cost and market approaches. Since all information required to perform a detailed valuation analysis of ReachLocal’s intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed, consolidated and combined financial statements, certain assumptions regarding discount rates were used based on publicly available data for the industry.

The following table summarizes the estimated fair values of ReachLocal’s identifiable intangible assets and their estimated useful lives:

(in thousands)	Estimated Useful Life	Estimated Fair Market Value
Trade names	4 years	$12,000
Developed technology	3 years	54,000
Customer relationships	11 years	22,500
Total estimated fair market value		$88,500

e)	This adjustment reflects the accounting policy adjustments made to conform NJMG’s and ReachLocal’s accounting policy to that of Gannett’s, primarily related to the treatment of spare parts, prepaid assets, recognition of estimated legal expenses and presentation of deferred tax balances.

f)	ReachLocal’s pre-acquisition term loan was not assumed by Gannett on acquisition; this adjustment represents the reversal of ReachLocal’s pre-acquisition term loan including accrued interest of $27.2 million and related party convertible notes including accrued interest of $5.2 million from the historical ReachLocal balance sheet. Additionally, on repayment of the term loan, the $12.5 million restricted cash balance became unrestricted cash.

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g)	Reflects adjustment made to eliminate inter-company balances and transactions.

NJMG

Reflects the elimination of inter-company balances and transactions between NJMG and Gannett as of June 26, 2016, for the six months ended June 26, 2016 and fiscal year ended December 27, 2015. The intercompany transactions are related to commercial printing sales made by NJMG to Gannett.

JMG

Reflects the elimination of inter-company transactions between JMG and Gannett for the period ended April 7, 2016 and fiscal year ended December 27, 2015. The intercompany transactions are related to (1) sales of newsprint made by Gannett’s subsidiary to JMG; (2) fees paid to JMG for printing copies of USA Today on behalf of Gannett; and (3) JMG’s payment of wholesaler delivery fees to Gannett whereby JMG would purchase copies of USA Today and then sell those copies to their customers.

h)	Reflects adjustment made to the assumed deferred revenue obligations.

NJMG

This adjustment represents the preliminary estimated adjustment to decrease the assumed deferred revenue obligations to a fair value of approximately $5.0 million, a reduction of $0.4 million from the pre-acquisition carrying value. The adjustment will result in lower future revenues.

ReachLocal

This adjustment represents the preliminary estimated adjustment to decrease the assumed deferred revenue obligations to a fair value of approximately $13.1 million, a reduction of $9.5 million from the pre-acquisition carrying value. The adjustment will result in lower future revenues.

i)	Adjusts the deferred tax liabilities resulting the acquisition of ReachLocal. The estimated increase in deferred tax liabilities by $15.5 million stems primarily from the fair value adjustments for non-deductible intangible assets based on an estimated tax rate of 38.68%. This estimate of deferred income tax balances is preliminary and subject to change based on management’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

j)	Represents fair value adjustments made to long term investments and capitalized software development as part of the preliminary valuation performed for ReachLocal’s acquired assets and assumed liabilities. As part of the preliminary valuation performed, the capital software development was replaced with a new identified asset, developed technology, as described in adjustment (d).

k)	Reflects the additional amount drawn on the revolving credit facility used to fund acquisition of ReachLocal. For JMG, the additional amount drawn under the revolving credit facility, net of repayments, is $200 million. This amount is already reflected in Gannett’s historical balance sheet as of June 26, 2016. Under the revolving credit facility, Gannett may borrow at an applicable margin above the Eurodollar base rate (“LIBOR loan”) or the higher of the Prime Rate, the Federal Funds Effective Rate plus 0.50%, or the one month LIBOR rate plus 1.00% (“ABR loan”). The applicable margin is determined based on Gannett’s total leverage ratio but differs between LIBOR loans and ABR loans. For LIBOR-based borrowing, the margin varies from 2.00% to 2.50%. For ABR-based borrowing, the margin varies from 1.00% to 1.50%. Additionally, the Company is required to pay a commitment fees on the undrawn commitments of between 0.30% and 0.40% per annum, payable quarterly in arrears, based on our total leverage ratio.

l)	Represents the reversal of ReachLocal’s pre-acquisition accrued rent balances recorded to recognize pre-acquisition rental expense on a straight-line basis.

m)	Reflects the working capital and miscellaneous other adjustments made for the preliminary purchase price allocation as of June 26, 2016.

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n)	Reflects the total adjustment to shareholders’ equity:

(in thousands)	Amount
NJMG
Elimination of historical NJMG equity	$(15,782)
Transaction costs	(1,062)
Total	$(16,844)

ReachLocal
Elimination of historical ReachLocal equity	$8,804
Transaction costs	(19,607)
Total	$(10,803)

o)	Reflects the elimination of historical depreciation expense related to property, plant and equipment and the estimated pro forma impact of the revised depreciation expense related to the acquired property, plant and equipment described in adjustment (b).

p)	Reflects the elimination of historical amortization expense related to intangible assets and the estimated pro forma impact of the revised amortization using straight-line method associated with the identifiable finite-lived intangible assets described in adjustment (d).

q)	Reflects the additional incremental interest expense as a result of the acquisition related additional indebtedness described in adjustment (k). For purposes of the pro forma interest expense calculation, it was assumed that the Company had drawn on its revolving credit facility as of December 29, 2014.

r)	Reflects the elimination of compensation expense of $5.5 million related to the acceleration of unvested share-based awards of JMG in contemplation of the acquisition. This amount is eliminated from the unaudited pro forma condensed, consolidated and combined statements of income because it is a charge directly attributable to the acquisition that will not have a continuing impact on the Company’s operations.

s)	Represents adjustments made to eliminate the transaction costs recorded by JMG, ReachLocal and Gannett in historical financial statements. The transaction costs are eliminated as they are directly attributable to the acquisition but will not have a continuing impact on the Company’s operations.

t)	Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory tax rate of 38.68%.

u)	Represents the increase in the diluted weighted average shares in connection with the issuance of new share based awards for certain employees of ReachLocal.

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